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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                       ADVANTA BUSINESS CARD MASTER TRUST
                AdvantaSeries Class C(2004-C1) Asset Backed Notes

                             UNDERWRITING AGREEMENT

                                November 2, 2004

Deutsche Bank Securities Inc.
60 Wall Street, 19th Floor
New York, New York 10005

Ladies and Gentlemen:

      1. Introductory. Advanta Business Receivables Corp., a Nevada corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to cause Advanta Business Card Master Trust, a Delaware common law trust (the "Issuer"), to issue $100,000,000 aggregate principal amount of Advanta Business Card Master Trust AdvantaSeries Class C(2004-C1) Asset Backed Notes (the "Offered Securities") and $10,000,000 aggregate principal amount of Advanta Business Card Master Trust AdvantaSeries Class D(2004-D1) Asset Backed Notes (the "Class D Notes" and together with the Offered Securities, the "Notes"). The Issuer is a common law trust formed pursuant to a Trust Agreement, dated as of August 1, 2000 (the "Trust Agreement") between the Company and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). The Notes will be issued pursuant to a Master Indenture, dated as of August 1, 2000 (the "Master Indenture"), between the Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the "Indenture Trustee"), as supplemented by the AdvantaSeries Indenture Supplement with respect to the Notes dated as of November 1, 2004 and, with respect to the Offered Securities, as further supplemented by the Class C(2004-C1) Terms Document dated as of November 10, 2004 and, with respect to the Class D Notes, as further supplemented by the Class D(2004-D1) Terms Document dated as of November 10, 2004 (the "Indenture Supplement" and together with the Master Indenture, the "Indenture").

      The assets of the Issuer will include Receivables and payments thereon in a portfolio of MasterCard and VISA business revolving credit card accounts of Advanta Bank Corp.

      The Receivables are transferred to the Issuer pursuant to a Transfer and Servicing Agreement, dated as of August 1, 2000 (the "Transfer and Servicing Agreement"), between the Company, Advanta Bank Corp. ("Advanta"), as servicer (in such capacity, the "Servicer"), and the Issuer. The Receivables transferred to the Issuer by the Company are acquired by the Company from Advanta, pursuant to a Receivables Purchase Agreement, dated as of August 1, 2000 (the "Receivables Purchase Agreement"), between the Company and Advanta. Advanta granted a security interest in the Receivables to the Indenture Trustee for the benefit of the

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Noteholders pursuant to a letter agreement dated as of August 1, 2000 (the
"Security Agreement"), between Advanta and the Indenture Trustee.

      Advanta has agreed to provide notices and perform on behalf of the Issuer certain other administrative obligations required by the Transfer and Servicing Agreement, the Master Indenture and each indenture supplement for each series of notes issued by the Issuer, pursuant to an Administration Agreement, dated as of August 1, 2000 (the "Administration Agreement"), between Advanta, as administrator (in such capacity, the "Administrator"), and the Issuer. The Transfer and Servicing Agreement, the Receivables Purchase Agreement, the Indenture, the Trust Agreement, the Security Agreement and the Administration Agreement are referred to herein, collectively, as the "Transaction Documents."

      This Underwriting Agreement is referred to herein as this "Agreement." To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Transaction Documents.

      Advanta and the Company hereby agree with the underwriters for the Offered Securities listed on Schedule A hereto (the "Underwriters") as follows:

      2. Representations and Warranties of the Company and Advanta. Each of the Company and Advanta, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

            (a) The Company and the Offered Securities meet the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"); the Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-81788) which has been amended by Post-Effective Amendment Number 1 filed with the Commission on August 4, 2004 and declared effective by the Commission on August 19, 2004. The registration statement, as so amended, includes a representative form of prospectus supplement, relating to the Offered Securities and the offering thereof from time to time in accordance with Rule 415 under the Act. Such registration statement, as amended, has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The registration statement as amended at the date hereof is hereinafter referred to as the "Registration Statement." The Company will prepare and file with the Commission a prospectus supplement (together with any later dated prospectus supplement relating to the Offered Securities, the "Prospectus Supplement") to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the "Base Prospectus") specifically relating to the Offered Securities pursuant to Rule 424 under the Act. The term "Prospectus" means the Base Prospectus together with the Prospectus Supplement. The term "Preliminary Prospectus" means any preliminary prospectus supplement specifically relating to the Offered Securities, together with the Base Prospectus. As used herein, the terms "Registration Statement," "Prospectus," "Base Prospectus" and "Preliminary Prospectus" shall include in each case the documents, if any, incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus or the

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Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the electronically transmitted copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be;

            (b) No stop order preventing or suspending the effectiveness or use of the Registration Statement or the Prospectus has been issued by the Commission and no proceeding for that purpose has been initiated or, to the knowledge of the Company or Advanta, threatened by the Commission. The Registration Statement, as of the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto was declared effective by the Commission, conformed, in all material respects to the requirements of the Act, and the rules and regulations of the Commission thereunder (the "Rules and Regulations") and the Trust Indenture Act, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conform, and at the time of filing of the Prospectus pursuant to Rule 424(b) the Registration Statement and the Prospectus will conform, in all respects with the requirements of the Act and the Rules and Regulations and the Trust Indenture Act and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only information provided by the Underwriters for inclusion in the Registration Statement and the Prospectus is set forth on the cover page of the Prospectus Supplement on the line across from "Price to Public," in the table listing the Underwriters and the Principal Amount of Class C(2004-C1) Notes under the heading "Underwriting" in the Prospectus Supplement, in the second paragraph after the table under the heading "Underwriting" in the Prospectus Supplement, and in the fourth paragraph from the end of the section under the heading "Underwriting" in the Prospectus Supplement (the "Underwriters' Information"). In addition, the statements in "Description of the Notes," "The Indenture" and "Description of the Purchase Agreement" in the Base Prospectus and "Description of Series and Tranche Provisions" in the Prospectus Supplement, to the extent they constitute a summary of the Notes or the Transaction Documents constitute a fair and accurate summary thereof;

            (c) The documents incorporated or deemed to be incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may

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be, conformed in all material respects to the requirements of the Act or the
Exchange Act, as applicable, and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change, or any development involving a prospective change, in or affecting the Company or Advanta or any of their respective subsidiaries (other than as contemplated in the Registration Statement or the Prospectus) which would be expected to have a material adverse effect on either (1) the ability of such person to consummate the transactions contemplated by, or to perform its respective obligations under, this Agreement or any of the Transaction Documents to which it is a party or (2) the Accounts or related Receivables considered in the aggregate;

            (e) The Company has been duly formed and is validly existing as a corporation in good standing under the laws of Nevada; Advanta has been duly incorporated and is validly existing as an industrial bank in good standing under the laws of Utah; each of the Company and Advanta has the power and authority (corporate and/or other) to own its properties and conduct its business to the extent described in the Prospectus and to perform its obligations under this Agreement and the Transaction Documents to which it is a party; and each of the Company and Advanta has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

            (f) As of the Time of Delivery (as defined in Section 3), each consent, approval, authorization or order of, or filing with, any court or governmental agency or body that is required to be obtained or made by the Company, Advanta, the Issuer or their subsidiaries for the consummation of the transactions contemplated by this Agreement and the Transaction Documents shall have been obtained or made, except for such consents, approvals, authorizations, registrations or qualifications as may be required under Blue Sky laws;

            (g) Any taxes, fees and other governmental charges that are assessed and due from the Company, Advanta, or the Issuer in connection with the issuance of the Notes, the execution, delivery and issuance of this Agreement and each Transaction Document shall have been paid or will be paid at or prior to the Time of Delivery to the extent then due;

            (h) This Agreement has been duly authorized, executed and delivered by the Company and Advanta and constitutes a legal, valid and binding agreement of the Company and Advanta enforceable in accordance with its terms, except as enforceability may be limited by (i)

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bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law;

            (i) The Offered Securities have been duly and validly authorized by the Company, the direction by the Issuer to the Indenture Trustee to authenticate the Offered Securities has been duly authorized by the Company and, when issued pursuant to the Indenture and delivered pursuant to this Agreement, the Offered Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, and entitled to the benefits provided by the Indenture under which they are to be issued, which Indenture will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, assuming the due authorization, execution and delivery thereof by the other parties thereto, the Indenture will constitute a valid and legally binding instrument of the Issuer, enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law; assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the other Transaction Documents to which it is a party will constitute a valid and legally binding obligation of the Company and Advanta, as applicable, enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law; the execution, delivery and performance by each of the Company and Advanta of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action and proceedings required of it; and the Offered Securities, the Indenture, the Receivables Purchase Agreement, the Transfer and Servicing Agreement and the other Transaction Documents will conform in all material respects to the descriptions thereof in the Prospectus;

            (j) The issue and sale of the Offered Securities by the Issuer as contemplated hereby and the compliance by the Company and Advanta with all of the provisions of this Agreement, and the compliance by each of the Company and Advanta with all of the provisions of all of the Transaction Documents to which it is a party and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company and Advanta is a party or by which the Company or Advanta or any of their subsidiaries is bound or to which any of the property or assets of the Company or Advanta is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or Advanta, as applicable, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or Advanta or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained by the Company or

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Advanta for the issue and sale of the Offered Securities by the Issuer, the consummation by the Company or Advanta of the transactions contemplated by this Agreement or the Transaction Documents, except the registration under the Act of the Offered Securities and the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters;

            (k) There are no legal or governmental proceedings to which the Company or Advanta is a party or of which any property of the Company or Advanta is the subject (i) asserting the invalidity of this Agreement, the Offered Securities or any other Transaction Documents, (ii) seeking to prevent the issuance of the Offered Securities or the consummation of any of the transactions contemplated by this Agreement or any Transaction Document, (iii) which is reasonably expected to materially and adversely affect the performance by the Company or Advanta, of their respective obligations under, or the validity or enforceability of, this Agreement, the Offered Securities or the other Transaction Documents, as applicable, (iv) seeking to affect adversely the federal income tax attributes of the Offered Securities described in the Prospectus or (v) which is reasonably expected to, individually or in the aggregate, have a material adverse effect on the Accounts, the Receivables, the Company, Advanta or the Issuer; and, to the best of the Company's and Advanta's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (l) Neither the Company nor Advanta is in violation of its respective Articles of Incorporation or By-laws, and neither the Company nor Advanta is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

            (m) None of the Company, Advanta and the Issuer is and, after giving effect to the offering and sale of the Offered Securities and the application of proceeds therefrom and other transactions contemplated hereby, will be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (n) The Receivables had an aggregate outstanding balance determined as of October 1, 2004 (including those conveyed to the trust on October 21, 2004 as if they were part of the trust as of October 1, 2004) in the amount set forth in the Prospectus Supplement;

            (o) No selection procedures materially adverse to the holders of the Offered Securities were utilized in selecting those Receivables transferred by Advanta to the Company from those Receivables available therefor;

            (p) The Receivables have been acquired and will be acquired by the Company under the Receivables Purchase Agreement and by the Issuer under the Transfer and Servicing Agreement, the Company and the Issuer, respectively, will acquire the Receivables, free and

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clear of any lien, charge or encumbrance (other than as contemplated by the
Transaction Documents), but subject to the rights of the related obligors;

            (q) As of the date hereof and as of the Time of Delivery, neither Advanta nor the Company is obligated to repurchase Receivables in the Initial Designated Accounts or in any Additional Designated Accounts (each as defined in the Transfer and Servicing Agreement) constituting a material portion of the aggregate Receivables in the Accounts (as defined in the Transfer and Servicing Agreement) existing as of the Time of Delivery;

            (r) As of the date hereof, the Company is wholly-owned by Advanta and the Issuer is wholly-owned by the Company;

            (s) In accordance with Generally Accepted Accounting Principles, as currently in effect, each party to the Receivables Purchase Agreement and the Transfer and Servicing Agreement will treat the transactions contemplated by the Receivables Purchase Agreement and the Transfer and Servicing Agreement as absolute assignments of the Receivables to the Company and to the Issuer, respectively;

            (t) Advanta represents and warrants that it has made available to the Underwriters copies of the consolidated financial statements of Advanta Corp. for the year ended December 31, 2003, as filed with the SEC. Except as set forth in or contemplated in the Registration Statement and the Prospectus or as described by Advanta Corp. in SEC filings or press releases of general distribution, copies of which have been delivered to you, there has been no material adverse change in the condition (financial or otherwise) of Advanta Corp., the Company or Advanta since December 31, 2003;

            (u) Each of the Company and Advanta hereby makes and repeats each of the respective representations and warranties expressly made by it in the Transaction Documents. Such representations and warranties are incorporated by reference in this Section 2 and the Underwriters may rely thereon as if such representations and warranties were fully set forth herein;

            (v) Any taxes, fees and other governmental charges arising from the execution and delivery by Advanta, the Company or the Issuer of this Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Indenture and in connection with the execution, delivery and issuance of the Offered Securities and with the transfer of the Receivables have been paid or will be paid by the Company prior to November 10, 2004 (the "Closing Date");

            (w) KPMG LLP is an independent public accountant with respect to Advanta and the Company within the meaning of the Act and the rules and regulations promulgated thereunder; and

            (x) The Indenture has been duly qualified under the TIA and complies as to form with the TIA and the rules and regulations of the Commission thereunder.

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      All representations, warranties and agreements made herein shall be deemed made as of the date hereof and as of the Time of Delivery; provided, however, that to the extent any representation or warranty relates to a specific date, such representation and warranty shall be deemed to relate only to such date.

      3. Sale and Delivery to the Underwriters; Closing. Subject to the terms and conditions herein set forth, the Company agrees to cause the Issuer to issue the Offered Securities and agrees to sell the Offered Securities to each of the Underwriters, severally and not jointly, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the principal amount of the Offered Securities set forth opposite the name of such Underwriter, and at the purchase price set forth, in Schedule A hereto.

      Each class of the Offered Securities shall be represented by one or more definitive global certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). The Company will cause the Issuer to transfer the Offered Securities in book-entry form to Deutsche Bank Securities Inc. (the "Representative"), for the account of each Underwriter, against payment by the Representative (by or on behalf of each such Underwriter or otherwise) of the purchase price therefor by wire transfer payable to the order of the Company in federal (same day) funds (to such account or accounts as the Company shall designate), by causing DTC to credit the Offered Securities to the account of the Representative at DTC. The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on November 10, 2004 or such other time and date as the Representative and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery."

      The documents to be delivered at Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof and the Offered Securities will be delivered at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 250 Park Avenue, New York, New York 10177 (the "Closing Location"), all at the Time of Delivery. A meeting will be held at the Closing Location at 10:00 a.m., New York time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 3, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close. The Company will cause the global certificates referred to above to be made available to the Representative for checking at least 24 hours prior to the Time of Delivery at the Closing Location.

      4. Offering by Underwriters.

            (a) It is understood that upon the authorization by the Representative of the release of the Offered Securities, the Underwriters propose and agree to offer the Offered Securities for sale upon the terms and conditions set forth in the Prospectus.

            (b) Each of the Underwriters agrees that if it is a foreign broker or dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the "NASD"), it will not effect any transaction in the Offered Securities within the United States or induce or

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attempt to induce the purchase of or sale of the Offered Securities within the
United States, except that such Underwriter shall be permitted to make sales to the other Underwriters or to their United States affiliates; provided that such sales are made in compliance with an exemption of certain foreign brokers or dealers under Rule 15a-6 under the Exchange Act, and in conformity with the Rules of Fair Practice of the NASD as such rules apply to non-NASD brokers or dealers.

            (c) Each Underwriter further represents that:

                  (i) it has not offered or sold and, prior to the expiry of six months from the Closing Date, will not offer or sell, any Offered Securities to persons in the United Kingdom, except to persons (i) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses; or (ii) otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

                  (ii) it has complied and will comply with all applicable provisions of the Financial and Markets Services Act 2000 ("FISMA") with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom;

                  (iii) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FISMA) received by it in connection with the issue or sale of any Offered Securities in circumstances in which Section 21(1) of the FISMA does not apply to the issuer.

            (d) Each of the Underwriters agrees with and represents and warrants to the Company and Advanta that with respect to each potential investor to which it sends an electronic copy of any Preliminary Prospectus or the Prospectus it will also promptly send a printed copy of the Preliminary Prospectus or the Prospectus, as the case may be. The Representative agrees with the Company and Advanta that it shall provide notice to the Company and Advanta of any electronic dissemination by the Underwriters to potential investors of any Preliminary Prospectus or the Prospectus before such dissemination.

      5. Certain Agreements of the Company and Advanta. The Company and Advanta, jointly and severally, agree with each of the Underwriters that:

            (a) The Company will prepare the Prospectus in a form approved by the Representative (which approval will not be unreasonably withheld) and will file such Prospectus pursuant to Rule 424(b) under the Act not later than the date required by Rule 424; make no further amendment or any supplement to the Registration Statement (including any post-effective amendment and any filing under Rule 462(b) under the Act) or Prospectus which shall be reasonably disapproved by the Representative promptly after reasonable notice thereof; will advise the Representative, promptly after it receives notice thereof, of the time when any

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amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof, will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Securities; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, will promptly use its best efforts to obtain the withdrawal of such order.

            (b) The Company will promptly from time to time take such action as the Representative may reasonably request to qualify the Offered Securities for offering and sale under the securities laws of such states as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such states for as long as may be necessary to complete the distribution of the Offered Securities, provided that in connection therewith neither the Company nor the Issuer shall be required to qualify as a foreign corporation or entity or to file a general consent to service of process in any state.

            (c) If at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and will furnish the Representative with copies thereof. Neither the Underwriters' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

            (d) As soon as practicable, the Company will make generally available to Noteholders and to the Underwriters an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. The Company will comply with the periodic reporting requirements under the Exchange Act.

            (e) During the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, neither the Company nor Advanta will offer, sell, contract to sell or otherwise dispose of any credit card backed securities with the same term and other characteristics identical to the Offered Securities without the prior written consent of the Representative.

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            (f) So long as any Offered Securities shall be outstanding, Advanta will deliver or cause to be delivered to the Representative the annual statement as to compliance to be delivered by Advanta to the Owner Trustee, the Indenture Trustee and each Rating Agency pursuant to Section 3.05 of the Transfer and Servicing Agreement and the independent certified public accountant's agreed-upon procedures report furnished to the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency pursuant to Section 3.06 of the Transfer and Servicing Agreement in each case as soon as such statement is furnished to the Owner Trustee, the Indenture Trustee or the Rating Agencies, as the case may be.

            (g) The Company and Advanta will cooperate with the Underwriters and use their best efforts to permit the Offered Securities to be eligible for clearance and settlement through DTC.

            (h) The Company will furnish such information, execute such instruments and take such actions, if any, as the Representative may reasonably request in connection with any filing with the NASD relating to the Offered Securities should the Representative determine that such filing is required or appropriate.

            (i) So long as any of the Offered Securities are outstanding, the Company will furnish to the Representative as soon as practicable (i) all documents required to be distributed to the holders of the Offered Securities or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, (ii) all monthly reports required to be delivered to or filed with the Indenture Trustee, (iii) all notices or requests to or from the Rating Agencies with respect to the Offered Securities that have been delivered to or received by the Company, (iv) any order of the Commission under the Act or the Exchange Act applicable to the Issuer or to the Company, or pursuant to a "no-action" letter obtained from the staff of the Commission by the Company and affecting the Issuer or the Company and (v) from time to time, any other publicly available information concerning the Company filed with any government or regulatory authority, as the Representative may reasonably request.

            (j) At the Time of Delivery, the electronic ledger used by Advanta as a master record of the Receivables conveyed by Advanta to the Company and, in turn, conveyed by the Company to the Issuer, shall be marked in such a manner as shall clearly indicate the Issuer's absolute ownership of such Receivables, and from and after the Time of Delivery, neither the Company nor Advanta nor any of their affiliates shall take any action inconsistent with the Issuer's ownership of such Receivables, other than as permitted by the Transaction Documents.

            (k) To the extent, if any, that the rating provided with respect to the Offered Securities by any of the Rating Agencies that initially rate the Offered Securities is conditional upon the furnishing of documents or the taking of any other reasonable actions by the Company or Advanta, the Company and Advanta will use their best efforts to furnish, as soon as practicable, such documents and take (or cause the taking of) any such other actions.

            (l) Each of the Company and Advanta will use the net proceeds received by it from the issuance of the Offered Securities in the manner specified in the Prospectus Supplement and Prospectus under the caption "Use of Proceeds."

            (m) The Company will file with the Commission within four days of the issuance of the Offered Securities a current report on Form 8-K setting forth specific information concerning the Offered Securities and the Receivables to the extent that such information is not set forth in the Prospectus.

      6. Computational Materials and ABS Term Sheets.

            (a) Each Underwriter, severally, represents and warrants to the Company and Advanta that it has not and will not use any information that constitutes "Computational Materials," as defined in the Commission's No-Action Letter, dated May 20, 1994, addressed to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation (as made generally applicable to registrants, issuers and underwriters by the Commission's response to the request of the Public Securities Association dated May 27, 1994), with respect to the offering of the Offered Securities.

            (b) Each Underwriter, severally, represents and warrants to the Company and Advanta that it has not and will not use any information that constitutes "ABS Term Sheets," as defined in the Commission's No-Action Letter, dated February 17, 1995, addressed to the Public Securities Association, with respect to the offering of the Offered Securities.

      7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and Advanta herein are, at and as of the Time of Delivery, true and correct (except to the extent that any representation or warranty relates to a specific date, in which case such representation or warranty shall be deemed to relate only to such date), the condition that the Company and Advanta shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions precedent:

            (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative's satisfaction.

            (b) The Representative shall have received an opinion, dated the Closing Date, of Van Cott, Bagley, Cornwall & McCarthy, as special Utah counsel for Advanta, satisfactory in form and substance to the Representative and its counsel to the effect that:

                  (i) Advanta (x) has been duly incorporated and is validly existing as an industrial bank under the laws of the State of Utah, with power and authority to own its properties and conduct its business as described in the Prospectus and (y) has the power, authority and legal right to acquire and own the Designated Accounts and the

      Receivables, to sell and assign the Receivables to the Company pursuant to the Receivables Purchase Agreement, to service the Designated Accounts and Receivables pursuant to the Transfer and Servicing Agreement and to enter into and perform its obligations under this Agreement and each Transaction Document to which it is a party.

                  (ii) Advanta has, or at the time of execution thereof, had, the power and authority to execute and deliver each of the Transaction Documents to which it is a party, and Advanta had and at all times since the time of execution thereof has had and does now have the power to consummate the transactions contemplated herein and in the Transaction Documents to which it is a party.

                  (iii) Advanta has duly authorized, executed and delivered each Transaction Document to which it is a party.

                  (iv) This Agreement has been duly authorized, executed and delivered by Advanta.

                  (v) No consent, approval, authorization or order of, or filing of any UCC financing statements with, any court or governmental agency or body of the State of Utah having jurisdiction over Advanta is required for the consummation of the transactions contemplated by this Agreement and the Transaction Documents, except for (x) filing of UCC financing statements with respect to the transactions contemplated in the Receivables Purchase Agreement and the Transfer and Servicing Agreement and (y) such consents, approvals, authorizations, orders or filings as may be required under the state securities or blue sky laws of any jurisdiction.

                  (vi) The execution, delivery and performance by Advanta of this Agreement, the transfer of the Receivables from Advanta to the Company and, in turn, from the Company to the Issuer, the issuance and sale of the Notes and the consummation of any other of the transactions contemplated herein or in the Transaction Documents will not conflict with, result in a breach of or a violation of any of the terms of, or constitute a default under (x) the Articles of Incorporation and Bylaws of Advanta, (y) any rule, order, statute or regulation known to such counsel to be currently applicable to Advanta or (z) any agreement or other instrument, known to such counsel, to which Advanta is a party or by which it is bound.

                  (vii) To such counsel's knowledge, there are no actions, proceedings or investigations pending before any court, administrative agency or other tribunal (v) asserting the invalidity of this Agreement, any of the Transaction Documents or the Notes, (w) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, (x) which might materially and adversely affect the performance by Advanta of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents to which it is a party or (y) seeking adversely to affect the federal income tax attributes of the Notes as described in the Base Prospectus under the heading "Federal Income Tax Consequences."

            (c) The Representative shall have received an opinion, dated the Closing Date, of Woodburn and Wedge, as special Nevada counsel for the Company, satisfactory in form and substance to the Representative and its counsel to the effect that:

                  (i) The Company (x) has been duly incorporated and is validly existing as a corporation under the laws of the State of Nevada, with power and authority to own its properties and conduct its business as described in the Prospectus and (y) has the power, authority and legal right to acquire and own the Receivables, to sell and assign the Receivables to the Issuer pursuant to the Transfer and Servicing Agreement and to enter into and perform its obligations under this Agreement and each Transaction Document to which it is a party.

                  (ii) The Company has, or at the time of execution thereof, had, the power and authority to execute and deliver each of the Transaction Documents to which it is a party, and the Company had and at all times since the time of execution thereof has had and does now have the power to consummate the transactions contemplated herein and in the Transaction Documents to which it is a party.

                  (iii) The Company has duly authorized, executed and delivered each Transaction Document to which it is a party.

                  (iv) This Agreement has been duly authorized, executed and delivered by the Company.

                  (v) No consent, approval, authorization or order of, or filing of any UCC financing statements with, any court or governmental agency or body of the State of Nevada having jurisdiction over the Company is required for the consummation of the transactions contemplated by this Agreement and the Transaction Documents, except for (x) filing of UCC financing statements with respect to the transactions contemplated in the Receivables Purchase Agreement and the Transfer and Servicing Agreement and (y) such consents, approvals, authorizations, orders or filings as may be required under the state securities or blue sky laws of any jurisdiction.

                  (vi) The execution, delivery and performance by the Company of this Agreement, the transfer of the Receivables from the Company to the Issuer, the issuance and sale of the Notes and the consummation of any other of the transactions contemplated herein or in the Transaction Documents will not conflict with, result in a breach of or a violation of any of the terms of, or constitute a default under (x) the Articles of Incorporation and Bylaws of the Company or (y) any rule, order, statute or regulation known to such counsel to be currently applicable to the Company.

                  (vii) To such counsel's knowledge, there are no actions, proceedings or investigations pending before any court, administrative agency or other tribunal (v) asserting the invalidity of this Agreement, any of the Transaction Documents or the Notes, (w) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Transaction Documents, (x) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents to which it is a party or (y) seeking adversely to affect the federal income tax attributes of the Notes as described in the Base Prospectus under the heading "Federal Income Tax Consequences."

            (d) The Representative shall have received an opinion dated the Closing Date, of Wolf, Block, Schorr and Solis-Cohen LLP, special counsel to the Company and Advanta, satisfactory in form and substance to the Representative and its counsel, to the effect that:

                  (i) Each of the Transaction Documents to which the Company or Advanta is a party constitutes the legal, valid and binding obligation of each of them, as applicable, under the laws of the State of New York enforceable against the Company and Advanta, as applicable, in accordance with its terms.

                  (ii) This Agreement constitutes the legal, valid and binding obligation of the Company and Advanta under the laws of the State of New York, enforceable against the Company and Advanta in accordance with its terms.

                  (iii) The Notes, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with this Agreement, will be duly and validly issued and outstanding, will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and will be entitled to the benefits of the Indenture.

                  (iv) The statements in the Base Prospectus under the headings "Prospectus Summary -- Tax Status, " and " -- ERISA Considerations," "Risk Factors -- If a receiver or conservator were appointed for a seller or a transferor that is a bank, or if a seller or a transferor that is not a bank became a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur," "Material Legal Aspects of the Receivables," "ERISA Considerations" and "Federal Income Tax Consequences" and the statements in the Prospectus Supplement under the headings "Summary of Terms -- Tax Status" and " -- ERISA Considerations" and "ERISA Considerations," to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects.

                  (v) This Agreement, the Transaction Documents and the Notes conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (vi) The Indenture has been duly qualified under the TIA and complies as to form with the TIA and the rules and regulations of the Commission thereunder. The Issuer is not now, and immediately following the sale of the Notes pursuant to this Agreement and the application of proceeds therefrom as described in the Prospectus will not be, required to be registered under the Investment Company Act of 1940, as amended.

                  (vii) Subject to the discussion in the Prospectus under the heading "Federal Income Tax Consequences," (a) the Notes will properly be characterized as indebtedness, (b) the Issuer will not be classified as an association (or publicly traded partnership) taxable as a corporation, for U.S. federal income tax purposes, (c) the issuance of the Notes will not adversely affect the tax characterization as debt of any notes of any outstanding series or class that were characterized as debt for federal income tax purposes at the time of their issuance and (d) the issuance of the Notes will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

                  (viii) The Indenture, the Administration Agreement and the Transfer and Servicing Agreement constitute the legal, valid and binding obligation of the Issuer under the laws of the State of New York.

                  (ix) The Registration Statement and the Prospectus (other than the financial and statistical information contained therein) on their respective effective dates or dates of issuance complied as to form in all material respects to the applicable requirements of the Act and the Rules and Regulations.

                  (x) Such counsel shall state that they have participated in conferences with representatives of the Company and Advanta and their accountants, the Underwriters and counsel to the Underwriters concerning the Registration Statement and the Prospectus and have considered the matters to be stated therein and the matters stated therein, although they are not independently verifying the accuracy, completeness or fairness of such statements (except as stated in paragraph (iv) above) and based upon and subject to the foregoing, nothing has come to such counsel's attention to cause such counsel to believe that the Registration Statement (excluding any exhibits filed therewith), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date hereof, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to, and does not, make any comment in such opinion with respect to the financial statements, supporting schedules and other financial or statistical information contained in the Registration Statement or the Prospectus).

                  (xi) If the FDIC is appointed as conservator or receiver for Advanta, the FDIC would not be able to reclaim the Receivables and the proceeds transferred to the Company or avoid the Receivables Purchase Agreement.

                  (xii) No authorization, consent, order or approval of, or registration or declaration with, any Governmental Authority is required under the federal law of the United States or the laws of the State of New York, in connection with the execution, delivery and performance of any of the Documents or the consummation of any transaction contemplated thereby by Advanta, the Company or the Issuer.

                  (xiii) To our knowledge, there are no actions, proceedings or investigations pending or threatened against Advanta, the Company or the Issuer before any Governmental Authority (a) asserting the invalidity of any of the Documents or of the Notes, (b) which would have a material adverse effect on the Noteholders or upon the ability of Advanta, the Company or the Issuer to perform its obligations under this Agreement, the Transaction Documents or the Notes, (c) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Documents, (d) seeking to adversely affect the income tax attributes of the Notes under the income tax laws of the United States as described in the Prospectus under the heading "Federal Income Tax Consequences."

                  (xiv) None of the execution, delivery or performance by Advanta, the Company or the Issuer of the Documents to which it is a party
      (a) conflicts with or violates any law, rule or regulation of the United States or the State of New York or, to our knowledge, any other Requirement of Law applicable to Advanta, the Company or the Issuer or (b) conflicts with or results in any breach of the material terms or provisions of, or constitutes a material default under any indenture, contract, agreement, mortgage, deed of trust or other instrument, to which any of Advanta, the Company or the Issuer is a party or by which it or its properties are bound and as to which we have knowledge.

                  (xv) The Registration Statement is effective under the Act, and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act, and no proceedings for that purpose have been initiated or threatened by the Commission.

            (e) The Representative shall have received from Orrick, Herrington & Sutcliffe LLP, special counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters relating to this transaction as the Representative and its counsel may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (f) The Representative shall have received an opinion, dated the Closing Date, of Van Cott, Bagley, Cornwall & McCarthy, special Utah counsel for Advanta, satisfactory in form and substance to the Representative and its counsel with respect to (i) certain matters relating to the transfer of the Receivables from Advanta to the Company and (ii) the perfection of the security interest in favor of the Company in the Receivables and the proceeds thereof.

            (g) The Representative shall have received an opinion, dated the Closing Date, of Woodburn and Wedge, special Nevada counsel for the Company, satisfactory in form and substance to the Representative and its counsel, with respect to (i) certain matters relating to the transfer of the Receivables from the Company to the Issuer, and (ii) the perfection of the security interest in favor of the Issuer in the Receivables and the proceeds thereof.

            (h) The Representative shall have received an opinion of Richards, Layton & Finger, counsel to the Issuer dated the Closing Date, satisfactory in form and substance to the

Representative and its counsel, with respect to the perfection of the Indenture Trustee's interest in the Collateral.

            (i) The Representative shall have received a certificate from each of the Company and Advanta, dated the Closing Date, of any Vice President or more senior officer of the Company or Advanta, as the case may be, in which such officer, to the best of his knowledge after reasonable investigation, shall state that (v) the Company or Advanta, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (w) the representations and warranties of the Company or Advanta, as the case may be, contained in this Agreement and the Transaction Documents to which it is a party are true and correct as of the dates specified herein and therein and as of the Closing Date,
(x) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (y) neither the Registration Statement nor the Prospectus, and any amendment or supplement thereto, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) subsequent to the date of the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company's business or the business card unit of Advanta, as the case may be, except as set forth in or contemplated by the Prospectus.

            (j) The Representative shall have received an opinion of Richards, Layton & Finger, counsel to the Owner Trustee, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel, to the effect that:

                  (i) The Owner Trustee is duly incorporated and validly existing as a banking corporation in good standing under the laws of the State of Delaware.

                  (ii) The Owner Trustee has the power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby.

                  (iii) The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms.

                  (iv) Each of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement (collectively referred to in this subsection (j) as the "Trust Documents") has been duly executed and delivered by the Owner Trustee, as Owner Trustee on behalf of the Issuer.

                  (v) Neither the execution, delivery or performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Trust Documents, nor the consummation of the transactions by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of the Owner Trustee.

                  (vi) Neither the execution, delivery and performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Trust Documents, nor the consummation of the transactions by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, contemplated thereby, is in violation of the charter or bylaws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the banking or trust powers of the Owner Trustee or, to such counsel's knowledge, without independent investigation, or any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to such counsel's knowledge, without independent investigation, of any judgment or order applicable to the Owner Trustee.

                  (vii) No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission of the State of Delaware is required by or with respect to the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, for the valid execution and delivery of the Trust Documents, or for the validity or enforceability thereof.

                  (viii) To such counsel's knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting the Owner Trustee before any court or other governmental authority which, if adversely determined, would materially and adversely affect the ability of the Owner Trustee to carry out the transactions contemplated by the Trust Agreement.

            (k) The Representative shall have received an opinion of Richards, Layton & Finger, special Delaware counsel to the Issuer, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel, to the effect that:

                  (i) The Issuer is validly existing as a common law trust under the laws of the State of Delaware.

                  (ii) The Trust Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee and the Transferor, in accordance with its terms.

                  (iii) Under the Trust Agreement, the execution and delivery of the Transfer and Servicing Agreement and the Indenture, the issuance of the Notes and the Transferor Beneficial Interest and the granting of the Trust Estate to the Indenture Trustee as security for the Notes have been duly authorized by all necessary trust action on the part of the Issuer.

                  (iv) The Issuer has the power and authority, pursuant to the Trust Agreement, to execute, deliver and perform its obligations under the Trust Agreement, the Indenture and the Transfer and Servicing Agreement (collectively referred to in this subsection (k) as the "Trust Documents") and the Notes and has duly executed and delivered such agreements and obligations;

                  (v) When issued in accordance with the Trust Agreement, the Transferor Beneficial Interest will be validly issued and entitled to the benefits of the Trust Agreement.

                  (vi) Neither the execution, delivery and performance by the Issuer of the Trust Documents, the Notes or the Transferor Beneficial Interest nor the consummation by the Issuer of any of the transactions by the Issuer contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of any financing statements with the Delaware Secretary of State in connection with the Trust Documents.

                  (vii) Neither the execution, delivery and performance by the Issuer of the Trust Documents, nor the consummation by the Issuer of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuer.

                  (viii) With respect to the Issuer and the Receivables: (a) there is no document, stamp, excise or other similar tax imposed by the State of Delaware upon the perfection of a security interest in the Receivables, in the transfer of the Receivables to or from the Issuer, or upon the issuance of the Notes; (b) there is no personal property tax imposed by the State of Delaware upon or measured by the corpus of the Issuer; (c) the characterization of the Issuer for federal income tax purposes will be determinative of the characterization of the Issuer for Delaware income tax purposes and assuming that the Issuer will be taxed as a partnership for federal income tax purposes, the Issuer will not be subject to Delaware income tax and Noteholders who are not otherwise subject to Delaware income tax will not be subject to tax by reason of their ownership of the Notes and the receipt of income therefrom; and (d) any income tax imposed by the State of Delaware that might be applicable to the Issuer would be based upon "federal taxable income," and for the purposes of determining such income, the characterization of such income for federal income tax purposes will be determinative, whether the characterization of the transaction is that of a sale or a loan.

            (l) The Representative shall have received an opinion of Seward & Kissel LLP, counsel to the Indenture Trustee, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel, to the effect that:

                  (i) The Indenture Trustee is validly existing as a banking corporation under the laws of the State of New York and has the power and authority to execute, deliver and perform its obligations under the Indenture.

                  (ii) The acknowledgment by the Indenture Trustee of the Transfer and Servicing Agreement has been duly authorized, executed and delivered by the Indenture Trustee. The Indenture Trustee has duly authorized, executed and delivered the Indenture. Assuming the due authorization, execution and delivery thereof by the other parties thereto, the Indenture is the legal, valid and binding agreement of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms.

                  (iii) The Notes have been duly authenticated and delivered by the Indenture Trustee.

                  (iv) Neither the execution and delivery of the Notes, the acknowledgment of the Transfer and Servicing Agreement, nor the execution, delivery and the performance of the Indenture by the Indenture Trustee conflicts with or will result in a violation of (A) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of the Indenture Trustee or (B) the Articles of Incorporation or Bylaws of the Indenture Trustee.

                  (v) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with the execution and delivery by the Indenture Trustee of the Indenture or the performance by the Indenture Trustee of the terms of the Indenture or the acknowledgment of the Transfer and Servicing Agreement.

            (m) The Representative shall have received reliance letters addressed to the Representative, dated as of the Closing Date, allowing the Representative to rely on each opinion of counsel delivered to a Rating Agency, the Indenture Trustee, the Company or Advanta in connection with the issuance of the Notes.

            (n) At the Time of Delivery, KPMG LLP shall have furnished to the Representative a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representative, containing a statement to the effect that KPMG LLP is an independent public accountant with respect to the Company and Advanta, as defined in the Act and the rules and regulations of the Commission thereunder and to the effect that they have performed certain specified procedures requested by the Underwriters with respect to the information set forth in the Prospectus and the Registration Statement.

            (o) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the Company or Advanta (other than as contemplated in the Registration Statement) which, in the reasonable judgment of the Representative, would be expected to have an adverse effect on either (a) the ability of such person to consummate the transactions contemplated by, or to perform its respective obligations under, this Agreement or any of the Transaction Documents to which it is a party or (b) the Receivables that, in either case, would make it impractical or inadvisable to proceed with the offering or the delivery of the Offered Securities as contemplated by the Registration Statement and the Prospectus (and any supplements thereto).

            (p) At the Time of Delivery, (i) the Offered Securities shall be rated by Moody's Investors Service, Inc. ("Moody's") at least "Baa2" and (ii) the Offered Securities shall be rated by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("Standard & Poor's") at least "BBB".

            (q) Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;
(ii) a banking moratorium shall have been declared by Federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it, in the judgment of the Underwriters, impractical or inadvisable to proceed with the public offering or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

            (r) The Representative shall have received such further information, certificates and documents as the Representative may reasonably have requested not fewer than three (3) full business days prior to the Closing Date.

      If any of the conditions specified in this Section 7 shall not have been fulfilled in all respects when and as provided in this Agreement, if the Company or Advanta is in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel to the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled on, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company and Advanta in writing, or by telephone or telegraph confirmed in writing.

      8. Indemnification and Contribution.

            (a) The Company and Advanta, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, from and against (i) any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and will promptly reimburse each Underwriter, their respective directors and officers and each person who controls the Underwriter within the meaning of
Section 15 of the Act, for any legal or other expenses reasonably incurred by any Underwriter and such other indemnified persons in connection with investigating, preparing or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and Advanta shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus in reliance upon and in conformity with the Underwriters' Information.

            (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and Advanta, their respective directors and officers and each person, if any who controls the Company or Advanta, as the case may be, within the meaning of Section 15 of the Act, against (i) any losses, claims, damages or liabilities, joint or several, to which the Company, Advanta or such indemnified person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that, with respect to the Underwriters, such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters' Information and will reimburse any legal or other expenses reasonably incurred by the Company and Advanta in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; and will reimburse the Company and Advanta, their respective directors and officers and each person who controls the Company or Advanta within the meaning of Section 15 of the Act, for any legal or other expenses reasonably incurred by the Company, Advanta and such other indemnified persons in connection with investigating, preparing or defending any such loss, claim, damage, liability or action as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or commencement thereof; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who may be counsel to the indemnifying party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised in writing (with a copy to the indemnifying party) by counsel that representation of such indemnified party and the indemnifying party is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time from all indemnified parties not having actual or potential differing interests with any other indemnified party. The indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 8 for any legal or other expenses incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and provided that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Advanta on the one hand and the Underwriters on the other from the offering of the Offered Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Advanta on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Advanta on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities purchased under this Agreement (before deducting expenses) received by the Company and Advanta bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Advanta on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Advanta and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be obligated to contribute any amount in excess of the underwriting discount applicable to the Offered Securities purchased by such Underwriter under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e) The obligations of the Company and Advanta under this Section 8 shall be in addition to any liability which the Company and Advanta may otherwise have and shall extend, upon the same term and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or Advanta who has signed the Registration Statement and to each person, if any, who controls the Company or Advanta within the meaning of the Act.

      9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder at the Time of Delivery, the remaining Underwriters (the "Non-Defaulting Underwriters") shall have the right, but not the obligation, to make arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons within 36 hours after such default; if, however, the Non-Defaulting Underwriters shall not have completed such arrangements within such 36 hour period, then this Agreement shall terminate without liability on the part of any Non-Defaulting Underwriter, Advanta or the Company, except as provided in Sections 10 and 11 herein. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      In the event of any such default which does not result in a termination of this Agreement, any of the Non-Defaulting Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

      10. Reimbursement of Expenses.

            (a) If (x) no closing of the sale of the Offered Securities occurs by the Closing Date through no fault of the Company or Advanta or because the conditions set forth in Section 7 have not been met, or (y) the Underwriters terminate the engagement pursuant to Section 13 or because any conditions precedent in Section 7 have not been fulfilled, then the Company's or Advanta's liability to the Underwriters shall be limited to the reimbursement of the Underwriters' expenses incurred through the date of termination for their reasonable out-of-pocket and incidental expenses excluding the fees and expenses of Underwriters' counsel (except that the fees and expenses of Underwriters' counsel shall be included in such reimbursement if the failure to close was caused by action of or failure to act by the Company or Advanta).

            (b) In addition, whether or not the Offered Securities are issued or sold, the Company or Advanta shall pay the reasonable fees and expenses associated with the transactions contemplated hereby not paid by the Underwriters in accordance with the provisions of Section 10(c) including, without limitation, the following fees and expenses:

                  (i) rating agency fees payable with respect to their ratings of the Offered Securities;

                  (ii) any fees charged by the firm of independent public accountants referred to in Section 7(n);

                  (iii) filing fees in connection with the transactions contemplated hereby including, but not limited to, the Commission;

                  (iv) the Owner Trustee's and Indenture Trustee's fees and expenses and reasonable fees and expenses of counsel to the Owner Trustee and Indenture Trustee;

                  (v) the costs and expenses of printing the Prospectus (except the amount to be paid by the Underwriters in Section 10(c) below);

                  (vi) the costs and expenses of counsel to the Underwriters in excess of $25,000;

                  (vii) the costs of printing or reproducing this Agreement, the Blue Sky Survey, if applicable, and any other documents in connection with the offer, sale and delivery of the Offered Securities;

                  (viii) all expenses in connection with the qualification of the Offered Securities under state securities laws, including the fees and disbursements of counsel in connection with the Blue Sky Survey, if applicable;

                  (ix) the cost of preparing the Offered Securities;

                  (x) the cost or expenses of any transfer agent or registrar;

                  (xi) the costs and expenses of listing the Offered Securities on the Luxembourg Stock Exchange (except the amount to be paid by the Underwriters in Section 10(c) below); and

                  (xii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 10; provided, that neither the Company nor Advanta waives any rights to reimbursement from the Underwriters in the event of any Underwriter's failure to perform in accordance with this Agreement.

            (c) It is understood and agreed that, except as provided in Sections 8, 10(a) and 11, the Underwriters will pay (i) securities transfer taxes on resale of any of the Offered Securities by them, (ii) 50 % of costs and expenses of printing the Prospectus and the Prospectus Supplement subject to a maximum amount of $30,000, (iii) any advertising expenses connected with any offers they may make, (iv) the costs and expenses of listing the Offered Securities on the Luxembourg Stock Exchange subject to a maximum amount of $2,500 and (v) fees and expenses of counsel to the Underwriters in an amount not to exceed $25,000.

      11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, Advanta and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or Advanta, or any officer or director or controlling person of the Company or Advanta, and shall survive delivery of and payment for the Offered Securities.

      If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 10, and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9, the Company will reimburse the Underwriters through the Representative for all out-of-pocket expenses approved in writing by the Representative, including fees, expenses and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Offered Securities, but neither Advanta nor the Company shall then be under any further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

      12. Notices. All statements, requests and notices hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative in care of Deutsche Bank Securities Inc., 60 Wall Street, 19th Floor, New York, NY 10005, attention:
Securitized Products Group with a copy to the same address to the attention of the legal department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; and if to Advanta shall be delivered or sent by mail, telex or facsimile transmission to Advanta Bank Corp., 11850 South Election Road, Draper, Utah, 84020, Attention: Treasury, provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

      13. Termination.

            (a) The Underwriters may terminate this Agreement immediately upon the giving of notice at any time at or prior to the Closing Date if any of the events or conditions described in Section 7(q) of this Agreement shall occur and be continuing. In the event of any such termination, the covenant set forth in the provisions of Section 10, the indemnity agreement set forth in Section 8, and the provision of Section 11 shall remain in effect.

            (b) This Agreement may not be terminated by the Company or Advanta without the written consent of the Underwriters, except in accordance with law.

            (c) Notwithstanding anything herein to the contrary, in the event the Company or Advanta does not perform any obligation under this Agreement or any representation and warranty hereunder is incomplete or inaccurate in any material respect, this Agreement and all of the Underwriters' obligations hereunder may be immediately cancelled by the Underwriters by notice thereof to the Company or Advanta. Any such cancellation shall be without liability of any party to any other party except that the provisions of Sections 8, 10 and 11 hereof shall survive any such cancellation.

      14. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and Advanta and, to the extent provided in Sections 8 and 11 hereof, the officers and directors of the Company and Advanta and each person who controls the Company and Advanta or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Offered Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

      15. Representation of Underwriters. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

      16. Time of the Essence. Time shall be of the essence of this Agreement.

      17. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      The Company and Advanta hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      19. Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                            [SIGNATURE PAGE FOLLOWS]

      If you are in agreement with the foregoing, please sign and return to us a counterpart hereof for each of the Company and Advanta and for each of the Underwriters and each counsel to the parties hereto, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, Advanta, and the Company.

                                     Very truly yours,

                                     ADVANTA BUSINESS RECEIVABLES CORP.

                                     By: /s/ Michael Coco
                                         ----------------------------------
                                          Name: Michael Coco
                                          Title: President

                                     ADVANTA BANK CORP.

                                     By: /s/ Michael Coco
                                         ----------------------------------
                                          Name: Michael Coco
                                          Title: Vice President and Treasurer

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.,
as Representative of the Underwriters

By: /s/ Andrew Peisch
    -----------------------------
    Authorized Representative

By: /s/ Kristi Leo
    -----------------------------
    Authorized Representative

                                   SCHEDULE A

                                                                         PRINCIPAL AMOUNT OF
UNDERWRITERS                                                            CLASS C(2004-C1) NOTES
----------------------------------------------------------------------------------------------
Deutsche Bank Securities Inc..........................................      $ 87,500,000

Barclays Capital Inc..................................................      $ 12,500,000
                                                                            ------------
Total.................................................................      $100,000,000
                                                                            ============

Purchase Price
(as a percentage of
the principal amount of
the Offered Securities):  99.350%